UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2014

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(a) — (d)  Not applicable.

(e)  On September 29, 2014, ImmunoGen, Inc. entered into a letter agreement with Dr. Charles Q. Morris, our Executive Vice President and Chief Development Officer, providing for the payment to Dr. Morris of a housing allowance in the aggregate amount of $125,000, payable in three equal installments.  The first payment is payable in connection with the execution of the letter agreement (the “Effective Date”), and the remaining two are payable six months and 12 months following the Effective Date.  If, within 18 months after the Effective Date, Dr. Morris’s employment with ImmunoGen is terminated by us for cause or by Dr. Morris for any reason other than death or disability, Dr. Morris will be required to reimburse us for a portion the most recently paid installment of the housing allowance, based on the number of days Dr. Morris was employed by us during the applicable installment period.  Dr. Morris’s primary residence is in Pennsylvania, and this housing allowance is intended to help defray the cost to Dr. Morris of his maintaining a second residence in Massachusetts in connection with his primary place of employment being at our Waltham, Massachusetts headquarters.

(f)  Not applicable.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d): The following exhibit is being furnished herewith:

Exhibit No.	Exhibit

10.1	Letter Agreement between the Registrant and Charles Q. Morris

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: September 30, 2014	/s/ David B. Johnston

David B. Johnston
Executive Vice President and Chief Financial Officer